UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September 21, 2004


                      CAMERA  PLATFORMS  INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                       0-14675        95-4024550
(State or other jurisdiction          (Commission     (IRS Employer
of incorporation or organization)     File Number)   Identification No.)

                 10909 Vanowen Street, North Hollywood, CA 91605
         (Address of principal executive offices)       (Zip Code)

                                (818) - 623-1700
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address if changed since last report)


Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
             Appointment of Principal Officers.

Effective September 21, 2004, Herbert Wolas resigned his positions as Chairman and as a member of the Board of Directors and as Chief Financial Officer of Camera Platforms International, Inc. ("the Company").

Effective September 21, 2004, Michael Sayres resigned his position as a member of the Board of Directors of the Company.

The Board of Directors appointed Martin Perellis as Chairman of the Board and Chief Financial Officer of the Company.



	SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERA PLATFORMS INTERNATIONAL, INC.


Date:  September 21, 2004


      _____________________
  	/s/ Martin Perellis
	Martin Perellis
	President and Chief Executive Officer